Schedule 14A Information

                    Proxy Statement Pursuant to Section 14(a)
                          of the Securities Act of 1934


Filed by Registrant  [ X ]
Filed by a Party other than Registrant  [   ]

Check the appropriate box:

    [   ] Preliminary Proxy Statement
    [ X ] Definitive Proxy Statement
    [   ] Definitive Additional Materials
    [   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or
                        ss. 240.14a-12

                  Carey Institutional Properties Incorporated
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                (Name of Registrant as Specified in its Charter)


          (Name of Person(s) Filing Proxy Statement) Michael B. Pollack

Payment of Filing Fee (Check the appropriate box):

[ X ] $125 per Exchange Act Rules 0-11(c)(1)(ii),
      14a-6(i)(1), or 14a-6(j)(2).

[   ] $500 per each party to the  controversy  pursuant to  Exchange  Act Rule
      14a-6(i)(3).

[   ] Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of  securities  to which  transaction  applies:
             Common Stock
         (2) Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         (4) Proposed maximum aggregate value of transaction:

Set forth the amount on which the filing fee is calculated and state how it was determined:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount previously paid:
        (2) Form, Schedule or Registration Statement No.:
        (3) Filing Party:
        (4) Date Filed:

[GRAPHIC-CIP LOGO]

[LETTERHEAD FOR Carey Institutional Properties Incorporated
  Carey Property Advisors]

                                                                  April 30, 1999


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 7, 1999


Dear CIP(R) Shareholder,

     On Monday, June 7, 1999, Carey Institutional Properties Incorporated will hold its 1999 annual meeting of shareholders at the executive offices of the company, 50 Rockefeller Plaza, New York. The meeting will begin at 3:00 p.m.

     We are holding this meeting:

     o To elect six directors for the following year; and

     o To transact such other business as may properly come before the meeting.

     Only shareholders who owned stock at the close of business on March 31, 1999 are entitled to vote at the meeting.

     CIP(R) mailed this Proxy Statement, proxy, and the its Annual Report to shareholders on or about May 3, 1999.


                                              By Order of the Board of Directors



                                              /s/ Susan C. Hyde
                                              -----------------
                                              Susan C. Hyde
                                              Secretary


YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE BUSINESS REPLY ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.


An affiliate of W.P. Carey &Co., Inc., c/o ReSource/Phoenix, 2401 Kerner Blvd., San Rafael, CA 94901-5529 888-241-3737

                                                                      W.P. CAREY

                   CAREY INSTITUTIONAL PROPERTIES INCORPORATED
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                                 PROXY STATEMENT
                                 April 30, 1999
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                               QUESTIONS & ANSWERS

Who is soliciting my proxy?

     We, the directors of CIP(R), are sending you this Proxy statement and the enclosed proxy.

Who is entitled to vote?

     Shareholders of CIP(R)as of the close of business March 31, 1999 (the Record Date) are entitled to vote at the annual meeting.

How do I vote?

     You may vote your shares either by attending the annual meeting or by proxy. To vote by proxy, sign and date the enclosed proxy and return it in the enclosed envelope. If you return your proxy but fail to mark your voting preference, your shares will be voted FOR each of the nominees. We suggest that you return a proxy even if you plan to attend the meeting.

May I revoke my proxy?

     Yes, you may revoke your proxy at any time before the meeting by voting in person, notifying CIP(R)'s Secretary, or submitting a later-date proxy. The mailing address of the company is 50 Rockefeller Plaza, New York, New York 10020. You should mail your notice of revocation of proxy to that address.

How many shares may vote?

     At the close of business on the Record Date, March 31, 1999, CIP(R) had 21,577,085 shares outstanding and entitled to vote. Every shareholder is entitled to one vote for each share held.

What is a "quorum"?

     A "quorum" is the presence, either in person or represented by proxy, of a majority of the shares entitled to vote at the meeting. There must be a quorum for the meeting to be held. A nominee must receive the affirmative vote of a majority of shares voted at the meeting to be elected to the board.

How will voting on shareholder proposals be conducted?

     We do not know of other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the annual meeting, your signed proxy gives authority to the persons named in the enclosed proxy to vote your shares on those matters in accordance with their best judgment.

Who will pay the cost for this proxy solicitation and how much will it cost?

     CIP(R) will pay the cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy. In addition to the solicitation of proxies by mail, we may utilize some of the officers and employees of Carey Property Advisors, L.P. (who will receive no compensation in addition to their regular salaries) to solicit proxies personally and by telephone. Currently, we do not intend to retain a solicitation firm to assist in the solicitation of proxies, but if sufficient proxies are not returned to us, we may retain an outside firm to assist in proxy solicitation for a fee estimated not to exceed $7,500, plus out-of-pocket expenses. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy statement to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

When are shareholder proposals for the 2000 annual meeting due?

     Any proposal which a shareholder intends to present at CIP(R)'s 2000 annual meeting of shareholders must be received by the company no later than December 15, 1999 in order to be included in the CIP(R)'s Proxy Statement and form of proxy relating to that meeting.

     CIP(R) will provide shareholders, without charge, a copy of the company's Annual Report on Form 10K filed with the Securities and Exchange Commission for the year ended December 31, 1998, including the financial statements and schedules attached thereto, upon written request to Ms. Susan C. Hyde, Director of Investor Relations of the company, at Carey Institutional Properties Incorporated, 50 Rockefeller Plaza, New York, New York 10020.

                              ELECTION OF DIRECTORS

     At the annual meeting, you and the other shareholders will elect six directors, each to hold office until the next annual meeting of shareholders except in the event of death, resignation or removal. If an nominee is unavailable for election, proxies will be voted for another person nominated by the board of directors. Currently, the board is unaware of any circumstances which would result in a nominee being unavailable. All of the nominees are now members of the board of directors.

                       NOMINEES FOR THE BOARD OF DIRECTORS

     The nominees, their ages, the year of election of each of the board of directors, their principal occupations during the past five years or more, and directorships of each in public companies in addition to CIP(R), are as follows:

WILLIAM P. CAREY
AGE: 68
DIRECTOR SINCE: 1993

     Mr. Carey, Chairman and Chief Executive Officer, has been active in lease financing since 1959 and a specialist in net leasing of corporate real estate property since 1964. Before founding W. P. Carey & Co., Inc. in 1973, he served as Chairman of the Executive Committee of Hubbard, Westervelt & Mottelay (now Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb
Rhoades & Co. (now Lehman Brothers), and head of Real Estate and Private Placements, Director of Corporate Finance and Vice Chairman of the Investment Banking Board of duPont Glore Forgan Inc. A graduate of the University of Pennsylvania's Wharton School, Mr. Carey serves on the boards of The Johns Hopkins University its medical school and School of Advanced International Studies, Templeton College of Oxford University, The James A. Baker III Institute for Public Policy at Rice University and other educational and philanthropic institutions. He founded the Visiting Committee to the Economics Department of the University of Pennsylvania and co-founded with Dr. Lawrence R. Klein the Economics Research Institute at that university. Mr. Carey also serves as Chairman of the Board and Chief Executive Officer of CPA(R):10, CPA(R):12, CPA(R):14 and as a director of Carey Diversified LLC. Mr. Carey is an uncle of
H. Augustus Carey.

CHARLES C. TOWNSEND, JR.
AGE: 71
DIRECTOR SINCE: 1993

     Mr. Townsend is an Advisory Director of Morgan Stanley & Co., having held such position since 1979. Mr. Townsend was a Partner and a Managing Director of Morgan Stanley & Co. from 1963 to 1978 and served as Chairman of Morgan Stanley Realty Corporation from 1977 to 1982. Mr. Townsend holds a B.S.E.E. from Princeton University and an M.B.A. from Harvard University. Mr. Townsend is also a director of CPA(R):14 and Carey Diversified LLC.

RALPH G. COBURN
AGE: 89
DIRECTOR SINCE: 1993

     Mr. Coburn, Rear Admiral USNR (Ret.), is former President and Chief Executive Officer of Hubbard Real Estate Investments (now HRE Properties), an equity REIT sponsored by Merrill Lynch and listed on the New York Stock Exchange. While with Hubbard Real Estate Investments, he was also Senior Vice President and a director of Merrill Lynch Hubbard, Inc., advisor to Hubbard and a specialist in real estate and corporate finance. At Merrill Lynch Hubbard's predecessor corporation, Admiral Coburn had been engaged in a diversity of real estate activity for more than 20 years. A graduate of Harvard College, Harvard Law School and the Naval War College, Admiral Coburn previously served as managing director of the National Association of Real Estate Investment Trusts, Washington, D.C., representing the multi-billion dollar REIT industry, and also serves as a director of CPA(R):10 and CPA(R):12.

GEORGE E. STODDARD
AGE: 82
DIRECTOR SINCE: 1997

     Mr.  Stoddard  was  until  1979  officerincharge  of the  Direct  Placement
Department  of  The  Equitable  Life  Assurance  Society  of the  United  States
("Equitable"), with responsibility for all activities related to Equitable's portfolio of corporate investments acquired through direct negotiation. Mr. Stoddard was associated with Equitable for over 30 years. He holds an A.B. degree from Brigham Young University, an M.B.A. from Harvard Business School and an LL.B. from Fordham University Law School. Mr. Stoddard serves as a Managing Director of W.P. Carey & Co., Inc. Mr. Stoddard also serves as a director of CPA(R):10, CPA(R):12 and CPA(R):14.

WARREN G.WINTRUB
AGE: 65
DIRECTOR SINCE: 1997

     Mr. Wintrub retired in 1992 from Coopers & Lybrand L.L.P. (now PricewaterhouseCoopers LLP) after 35 years. Mr. Wintrub was elected a partner in Coopers and Lybrand in 1963, specialized in tax matters and served on that firm's Executive Committee from 1976 to 1988 and as Chairman of its Retirement Committee from 1979 to 1992. Mr. Wintrub holds a B.S. degree from Ohio State University and an LL.B. from Harvard Law School. He currently serves as a director of Chromcraft Revington, Inc. and Getty Realty Co. Mr. Wintrub is also a director of CPA(R):10 and CPA(R):14.

THOMAS E. ZACHARIAS
AGE: 45
DIRECTOR SINCE: 1997

     Mr. Zacharias is currently a Senior Vice President of Lend Lease Development U.S., Inc., a subsidiary of Lend Lease Corporation. Lend Lease is a global financial services, property, and investment management company that is publicly traded in Australia. In the U.S., Lend Lease is the largest advisor of pension fund capital in real estate with $25 billion under management. Mr. Zacharias served as Vice President of Corporate Property Investors form 1986 to 1998. Corporate Property Investors, prior to its merger into Simon Property Group, was the largest private equity REIT in the U.S. with approximately $5.8 billion under management. Prior to joining Corporate Property Investors in 1981, Mr. Zacharias was Project Director for the New York State Urban Development Corporation from 1980 to 1981, and served as the Assistant to the Chief Operating Officer from 1979 to 1980. Mr. Zacharias received his undergraduate degree from Princeton University in 1976 and a Master in Business Administration from the Yale School of Management in 1979. He is also a director of CPA(R):12 and CPA(R):14.

              EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

H. AUGUSTUS CAREY
AGE: 41

     Mr. Carey, President, is Senior Vice President and a Managing Director of W.P. Carey & Co. He returned to W.P. Carey & Co. as a Vice President in August 1988, was elected a First Vice President in April 1992 and a Managing director in 1997. He also serves as President of CPA(R):10, CPA(R):12, CPA(R):14 and CIP(R). Mr. Carey previously worked for W.P. Carey & Co. from 1979 to 1981 as Assistant to the President. From 1984 to 1987, Mr. Carey served as a loan officer in the North American Department of Kleinwort Benson Limited in London, England. He received his A.B. in Asian Studies from Amherst College in 1979 and a M.Phil. in Management Studies from Oxford University in 1984. Mr. Carey is Chairman of the Corporate Advisory Council for the International Association for Investment Planners and a Trustee for the Oxford Management Center Advisory Council. He is a nephew of William P. Carey.

STEVEN M. BERZIN
AGE: 48

     Mr. Berzin was elected Executive Vice President, Chief Financial Officer, Chief Legal Officer and a Managing Director of W.P. Carey & Co., Inc. in July 1997. From 1993 to 1997, Mr. Berzin was Vice President - Business Development of General Electric Capital Corporation in the office of the Executive Vice President and, more recently, in the office of the President, where he was responsible for business development activities and acquisitions. From 1985 to 1992, Mr. Berzin held various positions with Financial Guaranty Insurance Company, the last two being Managing Director, Corporate Development, and Senior Vice President and Chief Financial Officer. Mr. Berzin was associated with the law firm of Cravath, Swaine & Moore from 1977 to 1985, and from 1976 to 1977, he served as law clerk to the Honorable Anthony M. Kennedy, then a United States Circuit Judge. Mr. Berzin received a B.A. and M.A. in Applied Mathematics from Harvard University, a B.A. in Jurisprudence and an M.A. from Oxford University and a J.D. from Harvard Law School. He also serves as a director of Carey Diversified LLC.

GORDON F. DUGAN
AGE: 32

     Mr. DuGan was elected Executive Vice President and a Managing Director of W.P. Carey & Co. in June 1997 and has served as its Head of Acquisitions since October 1998. Mr. DuGan rejoined W.P. Carey & Co. as Deputy Head of Acquisitions in February 1997. Mr. DuGan was until September 1995 a Senior Vice President in the Acquisitions Department of W.P. Carey & Co. Mr. DuGan joined W.P. Carey & Co. as Assistant to the Chairman in May 1988, after graduating from the Wharton School at the University of Pennsylvania where he concentrated in Finance. From October 1995 until February 1997, Mr. DuGan was Chief Financial Officer of Superconducting Core Technologies, Inc., a Colorado-based wireless communications equipment manufacturer. He also serves as a director of Carey Diversified LLC.

CLAUDE FERNANDEZ
AGE: 46

     Mr. Fernandez is a Managing Director, Executive Vice President and Chief Administrative Officer of W.P. Carey & Co., Inc. Mr. Fernandez joined W.P. Carey & Co., Inc. as Assistant Controller in March 1983, was elected Controller in July 1983, a Vice President in April 1986, a First Vice President in April 1987, a Senior Vice President in April 1989 and Executive Vice President in April 1991. Prior to joining W.P. Carey & Co., Inc. Mr. Fernandez was associated with Coldwell Banker, Inc. in New York for two years and with Arthur Andersen & Co. in New York for over three years. Mr. Fernandez, a Certified Public Accountant, received a B.S. in Accounting from New York University in 1975 and an M.B.A. in Finance from Columbia University Graduate School of Business in 1981.

EDWARD V. LAPUMA
AGE: 26

     Mr. LaPuma is an Executive Vice President and Portfolio Manager for CIP(R) and a First Vice President of W.P. Carey & Co., Inc. Mr. LaPuma joined W.P. Carey & Co. as an Assistant to the Chairman in July 1995, became a Second Vice President in July 1996, a Vice President in April 1997 and a First Vice
President in April 1998. A graduate of the University of Pennsylvania, Mr. LaPuma received a B.A. in Global Economic Strategies from The College of Arts and Sciences and a B.S. in Economics with a concentration in Finance from the Wharton School.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The board of directors of the company has a standing Audit Committee which is chaired by Mr. Wintrub. The Audit Committee, which held two meetings in 1998 attended by all members, reviews on behalf of the board of directors the financial information provided to shareholders, regulatory authorities and governmental agencies for accuracy, reliability and completeness. In addition, it reviews the company's systems of internal control and accounting policies for effectiveness in safeguarding the assets of the company. Members of this Audit Committee include Warren G. Wintrub, William Ruder and William P. Carey.

     The board of directors of the company does not have a standing nominating or compensation committee.

                    BOARD MEETINGS AND DIRECTORS' ATTENDANCE

     There were five board meetings held in 1998. No incumbent director attended less than 75% of the total number of board and Audit Committee meetings held in 1998.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The company has no employees. Day-to-day management functions are performed by Carey Property Advisors, L.P. (the Advisor). Please see the section titled "Certain Transactions" for a description of the contractual arrangement between the company and the Advisor.

     During 1998, CIP(R) paid no cash compensation to any of its executive officers.

     During 1998, the directors as a group received fees of $98,838. William P. Carey and George E. Stoddard did not receive compensation for serving as directors.

                       SECURITIES OWNERSHIP BY MANAGEMENT

     "Beneficial Ownership" as used herein has been determined in accordance with the rules and regulations of the Securities and Exchange Commission and is not to be construed as a representation that any of such shares are in fact beneficially owned by any person. As of the Record Date, the company knows of no shareholder who owns beneficially 5% or more of CIP(R)'s outstanding shares.

     The following table shows how many shares of CIP(R)'s common stock the directors and executive officers owned as of March 31, 1999, the Record Date. No director or executive officer beneficially owned more than 1% of the common stock, and directors and executive officers as a group did not own more than 1% of the common stock.

      Director and Officer Stock Ownership
                                                                  Shares of Common Stock
        Name                                                         Beneficially Owned
        ----                                                         ------------------
        William P. Carey ..............................................   82,501 (1)
        Charles C. Townsend, Jr. ......................................    1,000
        Ralph G. Coburn ...............................................    1,000
        George Stoddard ...............................................      500
        Warren C. Wintrub .............................................    1,142
        Thomas E. Zacharias ...........................................    1,000
        H. Augustus Carey .............................................    5,500 (2)
        Claude Fernandez ..............................................    3,301
        Directors & Executive Officers
          as a Group (17 persons) .....................................  100,204

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(1) Includes 20,000 shares owned by the Advisor, 37,825 shares owned by W.P. Carey & Co., and 24,676 shares owned by W.P. Carey Foundation, a charitable foundation of which Mr. Carey is Chairman. The inclusion of these shares in the table shown above is not to be construed as a representation that Mr. Carey beneficially owns such shares.

(2) Mr. Carey holds 3,500 of these shares in a custodial account for his children. Mr. Carey disclaims beneficial ownership of such shares.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Securities and Exchange Commission Regulations require the disclosure of the compensation policies applicable to executive officers in the form of a report by the compensation committee of the board of directors (or a report of the full board of directors in the absence of a compensation committee). As noted above, the company has no employees and pays no compensation. As a result, the board of directors has not considered compensation policy for employees and has not included a report with this proxy statement.

                             STOCK PERFORMANCE GRAPH

     Comparison of Five - Year Cumulative Return. The graph below provides an indicator of cumulative shareholder returns for CIP(R) as compared with the S&P 500 Stock Index and a Peer Group (1).



(1) The Peer Group Index included in the Performance Graph has been constructed and calculated by the company. The Peer Group is comprised of issuers whose securities are publicly held but for which no active trading market exists. The index has been constructed assuming a constant share price and the annual reinvestment of dividends. The issuers included in the peer group and the relative weighting of the issuers' returns in the total index (calculated using total initial market capitalization) are as follows:

                                                           1994            1995           1996            1997       1998
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PW Independent Living Mortgage Fund, Inc.                 11.57%           5.38%          5.38%           5.38%      4.61%
PW Independent Living Mortgage Fund, Inc. II               7.97%           3.71%          3.71%           3.71%      3.18%
CPA(R):10                                                 11.08%           5.15%          5.15%           5.15%      4.41%
CIP(R)                                                    25.85%          12.03%         12.03%          12.03%      10.30%
CPA(R):12                                                 43.54%          20.26%         20.26%          20.26%      17.35%
CNL American Properties                                    0.00%          53.46%         53.46%          53.46%      45.77%
CPA(R):14                                                  0.00%           0.00%          0.00%           0.00%      9.81%
CNL Hospitality Properties                                 0.00%           0.00%          0.00%           0.00%      2.65%
Wells Real Estate Investment Trust                         0.00%           0.00%          0.00%           0.00%      1.93%

                              CERTAIN TRANSACTIONS

     William P. Carey, Chief Executive Officer, is a member of the company's board of directors. During 1998, the Advisor, a Pennsylvania limited partnership whose general partner is Carey Fiduciary Advisors, Inc., and whose limited partners are William P. Carey and Francis J. Carey, was retained by the company to provide advisory services in connection with identifying and analyzing prospective property investments as well as providing day-to-day management services to the company. William P. Carey owns all of the outstanding stock of Carey Fiduciary Advisors. For the services it provides to the company, the Advisor earns an asset management fee and a performance fee, each equal to a percentage of the average invested assets of the company for the preceding month, payable monthly. The payment of the performance fee, however, is subordinated to specified returns to shareholders. During 1998, the asset management and performance fees earned by the Advisor were $2,163,157 and $2,163,157 respectively. The performance fee will be paid at a future time if certain performance criteria are satisfied. During 1998, the Advisor and W.P. Carey & Co., Inc. earned acquisition fees totaling $589,878 in return for performing services related to the company's real estate purchases. William P. Carey also owns all the outstanding stock of W.P. Carey & Co., Inc.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     From our inception, we have engaged the firm of PricewaterhouseCoopers LLP (formally Coopers & Lybrand L.L.P.) as our independent public accountants, and the board of directors has selected PricewaterhouseCoopers LLP as auditors for 1999.

     A representative of PricewaterhouseCoopers LLP will be available at the annual meeting to make a statement and respond to questions.

                                 REVOCABLE PROXY
                   CAREY INSTITUTIONAL PROPERTIES INCORPORATED

[X]     PLEASE MARK VOTES
        AS IN THIS EXAMPLE
                    Proxy for Annual Meeting of Shareholders
                                  June 7, 1999
                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

The undersigned shareholder of Carey Institutional Properties Incorporated appoints H. Augustus Carey and Claude Fernandez, and each of them, with full power of substitution, as proxy to vote all shares of the undersigned in Carey Institutional Properties Incorporated at the Annual Meeting of shareholders to be held on June 7, 1999 and at any adjournment thereof, with like effect and as if the undersigned were personally present and voting, upon the following matters:

1. Election of Directors for the One-Year Term Expiring in 2000:

                                                       For All
             [   ] For      [   ] Withhold      [   ]  Except

   William P. Carey              George E. Stoddard
   Charles C. Townsend, Jr.      Warren G. Wintrub
   Ralph G. Coburm               Thomas E. Zacharias

INSTRUCTION:To withhold authority to vote for any individual nominee, mark "For All Except"and write that nominee's name in the space provided below.

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2. Such other matters as may properly come before the meeting at the discretion of the proxy holders.

PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED (1) FOR THE NOMINATED DIRECTORS, AND (2) FOR OR AGAINST ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING AT THE DISCRETION OF THE PROXY HOLDER.

SIGNATURE(S) MUST CORRESPOND EXACTLY WITH NAME(S) AS IMPRINTED HEREON. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

                         Please be sure to sign and date
                          this Proxy in the box below.

                    ________________________________________
                                      Date

                    _________________________________________
                             Stockholder sign above

                    _________________________________________
                          Co-holder (if any) sign above

    Detach above card, sign, date and mail in postage paid envelope provided.

                   CAREY INSTITUTIONAL PROPERTIES INCORPORATED

                               PLEASE ACT PROMPTLY
                     SIGN, DATE &MAIL YOUR PROXY CARD TODAY